As filed with the Securities and Exchange Commission on June 21, 2011

Registration No. 333-169799

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Aeroflex Incorporated*
(Exact name of registrant as specified in its charter)

Delaware	3674	11-1974412
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

35 South Service Road
P.O. Box 6022
Plainview, N.Y.  11803
(516) 694-6700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard Borow
Chief Executive Officer and President
Aeroflex Incorporated
35 South Service Road
P.O. Box 6022
Plainview, N.Y.  11803
(516) 694-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gary T. Moomjian, Esq.
Moomjian, Waite & Coleman, LLP
100 Jericho Quadrangle
Jericho, New York 11753
Ph: (516) 937-5900
Fax: (516) 937-5050

 Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

*           Includes certain subsidiaries of Aeroflex Incorporated identified on the following page.

TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification No.
Aeroflex Colorado Springs, Inc. (1)	Delaware	3674	84-0822182
Aeroflex Systems Group, Inc. (formerly Aeroflex High Speed Test Solutions, Inc.) (2)	Delaware	3674	26-2570692
Aeroflex/Inmet, Inc. (3)	Michigan	3674	38-3178661
Aeroflex Control Components, Inc. (formerly Aeroflex/KDI, Inc.) (4)	Michigan	3674	38-3283270
Aeroflex/Metelics, Inc. (5)	California	3674	94-2532962
Aeroflex Microelectronic Solutions, Inc. (6)	Michigan	3674	86-1079255
Aeroflex Plainview, Inc. (7)	Delaware	3674	11-2774706
Aeroflex RAD, Inc. (8)	New York	3674	11-3567221
Aeroflex/Weinschel, Inc. (9)	Michigan	3674	38-3260794
Aeroflex Wichita, Inc. (10)	Delaware	3674	48-0777904
Aeroflex Bloomingdale, Inc. (7)	New York	3674	11-1735010
Aeroflex Acquisition One, Inc. (7)	Delaware	3674	80-0649750
Aeroflex Acquisition Two, Inc. (7)	Delaware	3674	90-0618035
Aeroflex Acquisition Three, Inc. (7)	Delaware	3674	80-0649757
AIF Corp. (7)	Delaware	3674	80-0301369
Comar Products Inc. (7)	New Jersey	3674	22-1428789
IFR Finance, Inc. (10)	Kansas	3674	48-1197644
IFR Systems, Inc. (10)	Delaware	3674	48-1197645
MCE Asia, Inc. (6)	Michigan	3674	38-3601102
MicroMetrics, Inc. (11)	New Hampshire	3674	02-0404118
VI Technology, Inc. (dissolved by way of merger into Aeroflex Systems Goup, Inc.)	Texas	3674	74-2604744

The address and telephone number of the principal executive offices of each of the additional subsidiary co-registrants are as follows:
(1)	4350 Centennial Blvd., Colorado Springs, CO 80907, (719) 594-8000.
(2)	12537B Riata Trace Parkway, Austin, TX 78727, (512) 327-3348
(3)	300 Dino Drive, Ann Arbor, MI 48103, (734) 426-5553.
(4)	40 Industrial Way East, Eatontown, NJ 07724, (732) 460-0212.
(5)	975 Stewart Drive, Sunnyvale, CA 94086, (408) 737-8181.
(6)	310 Dino Drive, Ann Arbor, MI 48103, (734) 426-1230.
(7)	35 South Service Road, Plainview, NY 11803, (516) 694-6700.
(8)	5017 North 30th Street, Colorado Springs, CO 80919, (719) 531-0800
(9)	5305 Spectrum Drive, Frederick, MD 21703, (301) 846-9222.
(10)	10200 West York Street, Wichita, KS 67215, (316) 522-4981.
(11)	54 Grenier Field Road, Londonderry, NH 03052, (603) 641-3800.

DEREGISTRATION OF SECURITIES

This post-effective amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-169799) (as amended, the “Registration Statement”), initially filed by Aeroflex Incorporated (the “Company”) and certain of its guarantor subsidiaries (the “Subsidiary Guarantors”) with the Securities and Exchange Commission on October 7, 2010, as amended on November 9, 2010 and declared effective on November 15, 2010, hereby further amends the Registration Statement to deregister the Company’s 11.75% Senior Notes due February 15, 2015 (the “Senior Notes”) and the guarantees of the Senior Notes granted by the Subsidiary Guarantors (the “Guarantees”) which were registered under the Registration Statement and not otherwise sold under the Registration Statement.  The Registration Statement was filed by the registrants for use by Goldman Sachs & Co. and its affiliates in connection with offers and sales of up to $225,000,000 aggregate principal amount of Senior Notes and the related Guarantees in market-making transactions.  In transactions occurring on December 7, 2010, May 9, 2011 and June 8, 2011, the Company repurchased and redeemed all of the outstanding Senior Notes that were being offered pursuant to the Registration Statement.  Accordingly, Goldman Sachs will no longer be making a market in the Senior Notes and the Company’s obligation to maintain the effectiveness of the Registration Statement has expired.

This post-effective amendment to the Registration Statement is being filed to deregister all of the Senior Notes and related Guarantees previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on June 21, 2011.

AEROFLEX INCORPORATED

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Senior Vice President, Chief Financial
Officer and Secretary
(Principal Financial Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Vice President-Treasurer
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	June 21, 2011
Robert B. McKeon

*	Director	June 21, 2011
Hugh D. Evans

*	Director	June 21, 2011
Ramzi M. Musallam

*	Director	June 21, 2011
Leonard Borow

*	Director	June 21, 2011
John Buyko

* /s/ John Adamovich, Jr.
John Adamovich, Jr.
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on June 21, 2011.

REGISTRANTS (as listed on the attached Schedule I
of Subsidiary Registrants)

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	President
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	June 21, 2011
Robert B. McKeon

*	Director	June 21, 2011
Hugh D. Evans

*	Director	June 21, 2011
Ramzi M. Musallam

*	Director	June 21, 2011
Leonard Borow

*	Director	June 21, 2011
John Buyko

* /s/ John Adamovich, Jr.
John Adamovich, Jr.
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainview, State of New York, on June 21, 2011.

REGISTRANTS (as listed on the attached Schedule II
of Subsidiary Registrants)

By:	/s/ Leonard Borow
Name:	Leonard Borow
Title:	Vice President and Secretary
(Principal Executive Officer)

By:	/s/ John Adamovich, Jr.
Name:	John Adamovich, Jr.
Title:	Vice President
(Principal Financial Officer)

By:	/s/ Charles Badlato
Name:	Charles Badlato
Title:	Assistant Secretary
(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board	June 21, 2011
Robert B. McKeon

*	Director	June 21, 2011
Hugh D. Evans

*	Director	June 21, 2011
Ramzi M. Musallam

*	Director	June 21, 2011
Leonard Borow

*	Director	June 21, 2011
John Buyko

* /s/ John Adamovich, Jr.
John Adamovich, Jr.
Attorney-in-Fact

SCHEDULE I
of
SUBSIDIARY REGISTRANTS

Aeroflex Colorado Springs, Inc.
MCE Asia Inc.
MicroMetrics, Inc.
Aeroflex Plainview, Inc.
IFR Systems, Inc.
Aeroflex Wichita, Inc.
IFR Finance, Inc.
Aeroflex Systems Group, Inc.
Aeroflex RAD, Inc.
Aeroflex Bloomingdale, Inc.
Aeroflex Acquisition One, Inc.
Aeroflex Acquisition Two, Inc.
Aeroflex Acquisition Three, Inc.
Comar Products Inc.
AIF Corp.

SCHEDULE II
of
SUBSIDIARY REGISTRANTS

Aeroflex Control Components, Inc.
Aeroflex/Metelics, Inc.
Aeroflex Microelectronic Solutions, Inc.
Aeroflex/Weinschel, Inc.
Aeroflex/Inmet, Inc.